Exhibit 99.1

M-tron Industries, Inc. Appoints Cameron Pforr as Chief Financial Officer

ORLANDO, Florida (October 9, 2024) — M-tron Industries, Inc. (NYSE American: MPTI) ("MtronPTI" or the "Company"), a designer and manufacturer of highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits, today announced the appointment of Cameron Pforr as Chief Financial Officer, effective October 3, 2024.

MtronPTI, which produces radio frequency ("RF") solutions key to our nation’s defense, continues to perform well and believes that it will meet or exceed its improved fiscal year 2024 guidance of revenues in the range of $46.0 million to $48.0 million with EBITDA in the 19% to 21% range. The Company reported second quarter results on August 14, 2024, including revenue of $11,808,000, a 16.4% increase from Q2 2023, and net income of $1,744,000, a 36.6% increase from Q2 2023. MtronPTI's strategic investments in the defense sector continue to drive momentum in defense-related sales, including:

•	continued strength in missile programs;
•	amassing additional design wins for inclusion in satellite platforms and manned spacecraft; and
•	space, radar, electronic warfare, and unmanned aerial vehicle ("UAV") programs continue to represent strong growth opportunities for the Company.

As CFO, Mr. Pforr will be responsible for execution of the Company's organic and inorganic growth strategy with a focus on shareholder value creation and management of the finance and investor relations functions. He brings years of experience in finance, business management, and corporate development. He has worked with many of the leading component companies and has executed over thirty M&A acquisitions and corporate sales. Mr. Pforr has executed the business strategy for a number of technology firms resulting in successful acquisitions and has a wealth of experience working with government entities and federal contracting.

"We are excited for Cameron to join MtronPTI," said Michael Ferrantino, Chief Executive Officer. "His extensive leadership experience will be an invaluable asset to the team and will play an integral role within the finance team to continue to deliver profitable growth."

"I am excited to join MtronPTI at this critical time of its growth. The team has performed extremely well since its public listing and its conversion to cash is improving quite impressively. I look forward to helping accelerate that growth and develop the Company into one of the leading RF solution providers to the defense and aeronautics industries," said Mr. Pforr.

"We are pleased to have Cameron join the MtronPTI team," added Bel Lazar, MtronPTI’s Chairman. "He brings complimentary skills needed to help the Company achieve its next level of performance. MtronPTI helps our nation meet many of its critical security requirements and it is essential that we continue to grow these capabilities in the United States."

Mr. Pforr joins MtronPTI from IronNet, Inc. where he held the position of President and CFO, overseeing the firm’s operations and finance functions. Prior to IronNet, Mr. Pforr served as President and CFO of Fidelis Cybersecurity, Inc., a leading network detection and response company serving the enterprise and federal sectors. Previous positions include Vice President - Strategy & Corporate Development at education software provider Jenzabar, Inc. and President and CFO of WhipTail Technologies LLC, a flash storage array pioneer acquired by Cisco. Mr. Pforr was also a senior technology investment banker at Revolution Partners and Deutsche Banc Alex. Brown as well as a strategy consultant at Bain & Co.

Mr. Pforr graduated with a Bachelor of Science in Computer Science from the College of William and Mary, a Master of Business Administration from the Wharton School, and a Master of Arts in International Studies from the University of Pennsylvania.

About MtronPTI

M-tron Industries, Inc. trades publicly on the NYSE American under the symbol MPTI. Originally founded in 1965, MtronPTI designs, manufactures and markets highly-engineered, high reliability frequency and spectrum control products and solutions. As an engineering-centric company, MtronPTI provides close support to its customers throughout our products’ entire life cycle, including product design, prototyping, production and subsequent product upgrades. MtronPTI has design and manufacturing facilities in Orlando, Florida and Yankton, South Dakota, a sales office in Hong Kong, and a manufacturing facility in Noida, India.

Cautionary Note Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the uncertain financial impact of COVID-19 and the Company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words "believe," "expect," "anticipate," "should," "plan," "will," "may," "could," "intend," "estimate," "predict," "potential," "continue" or the negative of these terms and similar expressions, as they relate to MtronPTI, are intended to identify forward-looking statements.

These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by MtronPTI with the Securities and Exchange Commission, including those risks set forth under the heading “Risk Factors” in the most recent financial statements and notes thereto contained within our 2023 10-K, which was filed with the SEC on March 25, 2024. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. MtronPTI undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

For further information, please contact:

M-tron Industries, Inc.:

Investor Relations:

ir@mtronpti.com